CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: November 10, 2023 01:26 PM Pacific Time

Incorporation Number: **BC1148518**

Recognition Date and Time: *Incorporated on January 10, 2018 10:23 AM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

ADURO CLEAN TECHNOLOGIES INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

Delivery Address:
SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

Delivery Address:
SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Grönborg, Marie

Mailing Address:
KÄRLEKSSTIGEN 9
ÄNGELHOLM 262 60
SWEDEN

Delivery Address:
KÄRLEKSSTIGEN 9
ÄNGELHOLM 262 60
SWEDEN

Last Name, First Name, Middle Name:
Scott, Jim

Mailing Address:
SUITE 104, 1086 MODELAND ROAD
SARNIA ON N7S 6L2
CANADA

Delivery Address:
SUITE 104, 1086 MODELAND ROAD
SARNIA ON N7S 6L2
CANADA

Last Name, First Name, Middle Name:
Kampian, Peter

Mailing Address:
32 BIRD COURT
CAMBRIDGE ON N1T 1V6
CANADA

Delivery Address:
32 BIRD COURT
CAMBRIDGE ON N1T 1V6
CANADA

Last Name, First Name, Middle Name:
Trygstad, William Marcus

Mailing Address:
8011 NULL COURT
SPRING TX 77379
UNITED STATES

Delivery Address:
8011 NULL COURT
SPRING TX 77379
UNITED STATES

Last Name, First Name, Middle Name:
Vicus, Ofer

Mailing Address:
52 MCALLISTER ROAD
NORTH YORK
TORONTO ON M3H 2N2
CANADA

Delivery Address:
52 MCALLISTER ROAD
NORTH YORK
TORONTO ON M3H 2N2
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached

2.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached